FOR IMMEDIATE RELEASE

Contacts:

Media:	Investors:
Jennifer Violette	Eliot Lurier, CFO
Interleukin Genetics, Inc.	Interleukin Genetics, Inc.
781-398-0710	781-398-0700 ext. 1204
jviolette@ilgenetics.com	elurier@ilgenetics.com

INTERLEUKIN GENETICS APPOINTS SCOTT SNYDER AS

CHIEF MARKETING OFFICER

WALTHAM, MASS. – January 3, 2013 – Interleukin Genetics, Inc. (OTCQB: ILIU) today announced the appointment of Scott Snyder as Chief Marketing Officer. In this role, Scott will spearhead the launch of the company’s proprietary PST® genetic risk panel to guide more effective dental preventive care. Scott will have responsibility for marketing Interleukin’s professional healthcare tests, including PST® and a proprietary test for osteoarthritis progression, and for the Inherent Health® brand of health and wellness genetic tests within consumer channels.

“I am very pleased to welcome Scott as Interleukin’s new Chief Marketing Officer and have great confidence that he will drive the next phase of the Company’s growth,” said Kenneth Kornman, DDS, PhD, Chief Executive Officer, Interleukin Genetics, Inc. “Scott’s extensive experience in marketing innovative life sciences products and knowledge of the oral healthcare market are consistent with our company’s goal of advancing more personalized care in the prevention of periodontal disease and across all of our wellness programs. He has a proven track record of building valuable brands and driving strong sales performance.”

Scott Snyder has nearly 25 years of global consumer marketing experience in life sciences and consumer healthcare. Most recently, Scott served as Vice President of Marketing and General Manager at Bausch & Lomb, Inc. where he led the successful turnaround of the company’s global lens care business and directed global franchise management. Prior to this, Scott held marketing leadership roles with Johnson & Johnson, Inc. (J&J) for more than 20 years, including Executive Director of Marketing for Orapharma, Inc. where he successfully led the post-acquisition integration of the dental company into J&J and repositioned the business for further growth. Other positions at J&J included Vice President of Marketing for Therakos, Inc., Director of Managed Care Sales for McNeil Specialty Pharmaceuticals, Inc. and Marketing Director for the Tylenol® brand.

“I welcome the opportunity to work with Interleukin and its strategic partners to provide the marketing leadership necessary to advance personalized care in dentistry through the regular use of the PST® genetic test and personalized medicine overall,” said Scott Snyder, Chief Marketing Officer, Interleukin Genetics, Inc.

About Interleukin Genetics

Interleukin Genetics, Inc. (OTCQB: ILIU) develops and markets a line of genetic tests under the Inherent Health® and PST® brands. The products empower individuals to prevent certain chronic conditions and manage their existing health and wellness through genetic-based insights with actionable guidance. Interleukin Genetics leverages its research, intellectual property and genetic panel development expertise in metabolism and inflammation to facilitate the emerging personalized healthcare market. The Company markets its tests through partnerships with health and wellness companies, healthcare professionals and other distribution channels. Interleukin Genetics’ flagship products include its proprietary PST® genetic risk panel for periodontal disease and tooth loss susceptibility sold through dentists, and the Inherent Health Weight Management Genetic Test that identifies the most effective diet and exercise program for an individual based on genetics. Interleukin Genetics is headquartered in Waltham, Mass. and operates an on-site, state-of-the-art DNA testing laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA).  For more information, please visit www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those risks and uncertainties described in the Interleukin Genetics’ annual report on Form 10-K for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission. Interleukin Genetics disclaims any obligation or intention to update these forward-looking statements.

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